FIRST LEHIGH CORPORATION AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE                                  EXHIBIT 11.1
NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995                      Page 1 of  4


                                                    SEPTEMBER        SEPTEMBER
PRIMARY EARNINGS PER SHARE:                          30, 1996         30, 1995
                                                     --------         --------
NET INCOME                                          2,737,943            63,419
LESS DIVIDENDS IN ARREARS:
    SERIES A                                         (166,493)         (166,493)
    SENIOR PREFERRED                                 (159,169)         (159,169)
                                                   ----------        ----------
ADJUSTED NET INCOME                                 2,412,281          (262,243)
                                                   ----------        ----------
COMMON STOCK EQUIVALENT SHARES
OUTSTANDING:                                        2,848,902         2,848,902
                                                   ----------        ----------
PRIMARY EARNINGS PER SHARE                               0.85             (0.09)
                                                   ==========        ==========

COMPUTATION OF COMMON STOCK
  EQUIVALENT SHARES:
         COMMON STOCK                               2,000,000         2,000,000
         SENIOR PREFERRED STOCK                       848,902           848,902
                                                   ----------        ----------
TOTAL                                               2,848,902         2,848,902
                                                   ==========        ==========

FULLY DILUTED EARNINGS                              SEPTEMBER         SEPTEMBER
  PER SHARE:                                         30, 1996          30, 1995
                                                     --------          --------
NET INCOME                                          2,737,943            63,419
LESS DIVIDENDS IN ARREARS:
   SERIES A                                          (166,493)         (166,493)
   SENIOR PREFERRED                                  (159,169)         (159,169)
                                                   ----------        ----------
ADJUSTED NET INCOME                                 2,412,281          (262,243)
                                                   ----------        ----------
FULLY DILUTED COMMON STOCK
EQUIVALENT SHARES OUTSTANDING:                      3,414,502         3,396,953
                                                   ----------        ----------
FULLY DILUTED EARNINGS PER SHARE                         0.71             (0.08)
                                                   ==========        ==========

COMPUTATION OF FULLY DILUTED
COMMON STOCK EQUIVALENTS:
SHARES OUTSTANDING                                  2,000,000         2,000,000
INCLUSION OF SERIES A SHARES
    AT CONVERSION RATE (1)                            545,600           545,600
INCLUSION OF SENIOR PREFERRED
    SHARES (2)                                        848,902           848,902
INCLUSION OF STOCK OPTIONS (3)                         20,000             2,451
                                                   ----------        ----------
TOTAL                                               3,414,502         3,396,953
                                                   ==========        ==========

------------
(1)  ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON
     SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES
     A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 to .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL
     MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(2) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE. THE SENIOR PREFERRED SHARES ARE COMMON STOCK EQUIVALENTS SINCE ITS EFFECTIVE YIELD WAS LESS THAN 66.6% OF AN AVERAGE Aa CORPORATE BOND YIELD AT THE TIME OF ISSUANCE.

(3) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

FIRST LEHIGH CORPORATION AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE
THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995                      Page 3 of 4



                                                   SEPTEMBER         SEPTEMBER
PRIMARY EARNINGS PER SHARE:                        30, 1996          30, 1995
                                                   --------          --------
NET INCOME                                            461,570          (210,743)
LESS DIVIDENDS IN ARREARS:
    SERIES A                                          (55,498)          (55,498)
    SENIOR PREFERRED                                  (53,056)          (53,056)
                                                   ----------        ----------
ADJUSTED NET INCOME                                   353,016          (319,297)
                                                   ----------        ----------
COMMON STOCK EQUIVALENT SHARES
OUTSTANDING:                                        2,848,902         2,848,902
                                                   ----------        ----------
PRIMARY EARNINGS PER SHARE                               0.12             (0.11)
                                                   ==========        ==========

COMPUTATION OF COMMON STOCK
  EQUIVALENT SHARES:
         COMMON STOCK                               2,000,000         2,000,000
         SENIOR PREFERRED STOCK                       848,902           848,902
                                                   ----------        ----------
TOTAL                                               2,848,902         2,848,902
                                                   ==========        ==========


FULLY DILUTED EARNINGS                              SEPTEMBER         SEPTEMBER
   PER SHARE:                                        30, 1996          30, 1995
                                                     --------          --------
NET INCOME                                            461,570          (210,743)
LESS DIVIDENDS IN ARREARS:
   SERIES A                                           (55,498)          (55,498)
   SENIOR PREFERRED                                   (53,056)          (53,056)
                                                   ----------        ----------
ADJUSTED NET INCOME                                   353,016          (319,297)
                                                   ----------        ----------
FULLY DILUTED COMMON STOCK
EQUIVALENT SHARES OUTSTANDING:                      3,414,502         3,396,953
                                                   ----------        ----------
FULLY DILUTED EARNINGS PER SHARE                         0.10             (0.09)
                                                   ==========        ==========
COMPUTATION OF FULLY DILUTED
COMMON STOCK EQUIVALENTS:
SHARES OUTSTANDING                                  2,000,000         2,000,000
INCLUSION OF SERIES A SHARES
    AT CONVERSION RATE (1)                            545,600           545,600
INCLUSION OF SENIOR PREFERRED
    SHARES (2)                                        848,902           848,902
INCLUSION OF STOCK OPTIONS (3)                         20,000             2,451
                                                   ----------        ----------
TOTAL                                               3,414,502         3,396,953
                                                   ==========        ==========

------------
(1)  ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON
     SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES
     A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 to .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL
     MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(2) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE. THE SENIOR PREFERRED SHARES ARE COMMON STOCK EQUIVALENTS SINCE ITS EFFECTIVE YIELD WAS LESS THAN 66.6% OF AN AVERAGE Aa CORPORATE BOND YIELD AT THE TIME OF ISSUANCE.

(3) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.